UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 27, 2012

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry Into a Material Definitive Agreement; and
ITEM 2.03                      Creation of a Direct Financial Obligation.

On January 27, 2012, WPCS International Incorporated (“WPCS”), and of its United States-based subsidiaries, WPCS International – Suisun City, Inc., WPCS International – Seattle, Inc., WPCS International – Portland, Inc., WPCS International – Hartford, Inc., WPCS International – Lakewood, Inc., and WPCS International – Trenton, Inc. (collectively, the “Subsidiaries” and together with WPCS, the “Company”),  entered into a loan and security agreement (the “Credit Agreement”) with Sovereign Bank, N.A. (“Sovereign”).  The Credit Agreement provides for a revolving line of credit in an amount not to exceed $12,000,000.  Pursuant to the Credit Agreement, the Company granted a security interest to Sovereign in all of their assets.  In addition, pursuant to a collateral pledge agreement, WPCS pledged 100% of its ownership in the Subsidiaries and 65% of its ownership in WPCS Australia Pty Ltd.

Pursuant to the terms of the Credit Agreement, the Company is permitted to borrow up to $12,000,000 under the revolving credit line, under a Borrowing Base equal to the lesser of $12,000,000 or the sum of  (a) 80% of Eligible Accounts  plus (b) the lessor of $750,000 or  40% of Eligible Inventory.  Borrowings under the Credit Agreement may be used for general corporate purposes, for permitted acquisitions, for working capital and for related fees and expenses. The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of default. Principal covenants include a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0 and a Leverage Ratio of not more than 1.75 to 1.0.

The loan commitment shall expire on January 26, 2015.  The interest rate applicable to revolving loans under the Credit Agreement is at LIBOR plus an interest margin initially of 2.75%, which interest margin could be reduced to 2.25% in the future based on the Company’s Fixed Charge Coverage Ratio on a trailing 12 month basis.  The Company paid a loan commitment fee of $60,000 and will pay a monthly unused commitment fee during the term of the Credit Agreement of 0.375%.  In addition, the Company shall pay Sovereign a collateral monitoring fee of $1,000 per month during the term of the Credit Agreement and 2.25% per annum on the face amount of each letter of credit issued by Sovereign.

The Company may prepay the loan at any time and may terminate the Credit Agreement upon 90 days prior written notice.  In the event that the Company terminates the Credit Agreement, the Company will pay Sovereign an early termination fee of 3% of the maximum credit amount if such termination occurs prior to the first anniversary or 1% of the maximum credit amount if such termination occurs after the first anniversary but prior to the expiration of the Credit Agreement.

The obligations of the Company under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA reportable event occurs, a change of control and a change in the Company’s financial condition that could have a material adverse effect on the Company.

The Company used the initial funds provided by the loan, in the gross amount of $2,837,668.34 to repay the existing loan of $2,428,490.57 to Bank of America, N.A., which loan agreement was terminated in connection with the Credit Agreement and the remaining $409,177.77 for fees and expenses in connection with the Credit Agreement.

ITEM 8.01                      Other Events.

On January 30, 2012, WPCS issued a press release relating to the Credit Agreement.  A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01
Loan and Security Agreement, dated January 27, 2012, by and among WPCS International Incorporated, WPCS International – Suisun City, Inc., WPCS International – Seattle, Inc., WPCS International – Portland, Inc., WPCS International – Hartford, Inc., WPCS International – Lakewood, Inc., WPCS International – Trenton, Inc. and Sovereign Bank, N.A.

10.02
Form of Revolving Credit Note, dated January 27, 2012, issued by WPCS International Incorporated, WPCS International – Suisun City, Inc., WPCS International – Seattle, Inc., WPCS International – Portland, Inc., WPCS International – Hartford, Inc., WPCS International – Lakewood, Inc., and WPCS International – Trenton, Inc. in favor of Sovereign Bank, N.A.

10.03	Collateral Pledge Agreement, dated January 27, 2012, by WPCS International Incorporated in favor of Sovereign Bank, N.A.

99.1	Press Release, dated January 30, 2012, issued by WCPS International Incorporated

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: January 30, 2012	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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